Exhibit 21

Level 3 Communications, Inc.
Subsidiaries of the Registrant

Africa:	Jurisdiction
Level 3 Communications South Africa (Pty) Limited	South Africa
Asia Pacific:
AmSoft Information Services Limited	Mauritius
Global Crossing Australia Pty Limited	Australia
Global Crossing Hong Kong Limited	Hong Kong
Global Crossing Japan Kabushiki Kaisha	Japan
Global Crossing Singapore Pte. Ltd.	Singapore
Level 3 Communications (Asia Pacific) Ltd.	Hong Kong
Level 3 Communications K.K.	Japan
Level 3 CDN Hong Kong, Limited	Hong Kong
WilTel Communications Pty Limited	Australia
Bermuda:
Global Crossing International Networks Ltd.	Bermuda
Global Crossing International, Ltd.	Bermuda
Level 3 GC Limited	Bermuda
PAC Panama Ltd.	Bermuda
Europe:
Corvis Netherlands Holdings, B.V.	The Netherlands
Corvis Netherlands Operating B.V.	The Netherlands
GC Hungary Holdings KFT	Hungary
GC IMPSAT Holdings Nederland B.V.	The Netherlands
GC Pan European Crossing France s.a.r.l.	France
Global Crossing Cyprus Holdings Limited	Cyprus
Global Crossing Ireland Limited	Ireland
Global Crossing PEC Belgium b.v.b.a.	Belgium
Global Crossing PEC Czech s.r.o.	Czech Republic
Global Crossing PEC Danmark ApS	Denmark
Global Crossing PEC Luxembourg I S.a.r.l.	Luxembourg
Global Crossing PEC Luxembourg II S.a.r.l.	Luxembourg
Global Crossing PEC Nederland B.V.	The Netherlands
Global Crossing PEC Norge AS	Norway
Global Crossing PEC Österreich GmbH	Austria
Global Crossing PEC Switzerland AG	Switzerland
Global Crossing PEC Telecom Services Ltd. Sti	Turkey
Global Crossing PEC Holdings B.V.	The Netherlands
Global Crossing Services Europe Ltd	Ireland
Global Crossing Services Ireland Limited	Ireland
Level 3 Komunikacijske Usluge d.o.o.	Croatia
Level 3 Communications Ukraine LLC	Ukraine
Level 3 Communications Espana S.A.	Spain

Level 3 Communications (Ireland) Limited	Ireland
Level 3 Communications A.B.	Sweden
Level 3 Communications AG	Switzerland
Level 3 Communications AS	Norway
Level 3 Communications B.V.	The Netherlands
Level 3 Communications Estonia OU	Estonia
Level 3 Communications EOOD	Bulgaria
Level 3 Communications GmbH	Germany
Level 3 Communications GmbH SP z.o.o.	Poland
Level 3 Communications Kft.	Hungary
Level 3 Communications Limited	Ireland
Level 3 Communications Oy	Finland
Level 3 Communications Italia S.R.L.	Italy
Level 3 Communications S.R.L.	Romania
Level 3 Communications s.r.o	Czech Republic
Level 3 Communications SARL	Luxembourg
Level 3 Communications SAS	France
Level 3 Communications spol. s.r.o.	Slovakia
Level 3 Communications, S.A.	Belgium
Level 3 Europe B.V.	The Netherlands
Level 3 Holdings, B.V.	The Netherlands
Level 3 telekomunikacijske storitve d.o.o.	Slovenia
OOO "Level 3 Communications"	Russia
Property Management LLC	Hungary
North America:
650 Townsend Facility Company, LLC	California
ACME Grating Ventures, L.L.C.	Delaware
Ameritel Management, Inc.	British Columbia
Broadwing, LLC	Delaware
Broadwing Communications, LLC	Delaware
BTE Equipment, LLC	Delaware
CCC Canada Holding, Inc.	Delaware
Continental Holdings Inc.	Wyoming
Continental Level 3, Inc.	Delaware
Continental Mineral Sales, Inc.	Delaware
Corvis Canada Inc.	Quebec
Corvis Equipment, LLC	Delaware
Corvis Gratings Company	Canada
Eldorado Acquisition Two, Inc.	Delaware
Front Range Insurance Company, Inc.	Hawaii
FTV Communications, LLC	Delaware
KMI Continental Lignite, Inc.	Delaware
Global Crossing Americas Solutions, Inc.	Delaware
Global Crossing Local Services, Inc.	Michigan
Global Crossing North America, Inc.	New York

Global Crossing North American Holdings, Inc.	Delaware
Global Crossing Telecommunications-Canada, Ltd.	Canada
Global Crossing Telecommunications, Inc.	Michigan
Global Crossing Telemanagement VA, LLC	Virginia
Impsat Fiber Networks, Inc.	Delaware
Legend Circle Holdings, LLC	Delaware
Level 3 Asia, Inc.	Delaware
Level 3 CDN International, Inc.	Delaware
Level 3 Communications, LLC	Delaware
Level 3 Communications Canada Co.	Nova Scotia
Level 3 Communications of Virginia, Inc.	Virginia
Level 3 Enhanced Services, LLC	Delaware
Level 3 Financing, Inc.	Delaware
Level 3 EON, LLC	Delaware
Level 3 Holdings, Inc.	Delaware
Level 3 International, Inc.	Delaware
Level 3 International Services, Inc.	Delaware
Level 3 IPN Acquisition, Inc.	Delaware
Level 3 Latin American Solutions, LLC	Delaware
Orygen, LLC	Delaware
Stonegate Holdings, LLC	Delaware
TelCove of Pennsylvania, LLC	Delaware
TelCove Operations, LLC	Delaware
The Continental Group of Canada, Inc.	Ontario
Vyvx, LLC	Delaware
Whitney Holding Corp.	Nebraska
WilTel Communications Network, Inc.	New Brunswick
WilTel Communications, LLC	Delaware
XCOM Technologies of New York, Inc.	New York
South America, Mexico & Caribbean:
GC SAC Argentina S.R.L.	Argentina
G.C. St. Croix Company, Inc.	U.S. Virgin Islands
Level 3 Argentina S.A.	Argentina
Level 3 Chile S.A.	Chile
Level 3 Colombia S.A.	Colombia
Level 3 Comunicacoes do Brasil Ltda.	Brazil
Level 3 Ecuador LVLT S.A.	Ecuador
Level 3 Communications Costa Rica S.R.L.	Costa Rica
Level 3 Mexico Landing S. de R.L.	Mexico
Level 3 Mexico S. de R.L. de C.V.	Mexico
Level 3 Mexico II, S. De R.L. de C.V.	Mexico
Level 3 Panama, Inc.	Panama
Level 3 Peru S.A.	Peru
Level 3 Mexico Servicios, S. de R. L. de C. V.	Mexico
Level 3 Venezuela S.A.	Venezuela

Level 3 Participacoes e Comercial Ltd	Brazil
SAC Brasil Holding Ltda.	Brazil
SAC Brasil S.A.	Brazil
SAC Panama, S.A.	Panama
SAC Peru S.R.L.	Peru
Telecom Infrastructure Hardware S.R.L.	Peru
Williams Communicaciones Chile Limitada	Chile
WilTel Communications (Cayman) Limited	Cayman Islands
WilTel International Telecom (Chile) Limited	Cayman Islands
United Kingdom:
Fibernet UK Limited	England & Wales
FibreSpan Limited	England & Wales
GC Impsat Holdings I Ltd.	England & Wales
GC Impsat Holdings II Ltd.	England & Wales
GC Impsat Holdings III Ltd.	England & Wales
GC Pan European Crossing UK Ltd.	England & Wales
Global Crossing (Bidco) Ltd.	England & Wales
Global Crossing Conferencing Limited	England & Wales
Level 3 Communications Europe Ltd.	England & Wales
Global Crossing Financial Markets Limited	England & Wales
Global Crossing (UK) Finance Limited	England & Wales
Level 3 Communications Limited	England & Wales
Level 3 Communications UK Limited	England & Wales
Level 3 Communications (Austria) Limited	England & Wales
Level 3 Communications (Denmark) Ltd.	England & Wales
Level 3 Communications (Servecast) Limited	England & Wales
Pan American Crossing UK Ltd.	England & Wales